Exhibit 5.1

February 25, 2026 Hess Midstream LP 1400 Smith Street Houston, Texas 77002	811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Hess Midstream LP Registration Statement on Form S-3

To the addressee set forth above:

We have acted as special counsel to Hess Midstream LP, a Delaware limited partnership (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (a) Class A shares representing limited partner interests in the Company (the “Class A Shares”) and (b) one or more series of preferred shares representing limited partner interests in the Company (the “Preferred Shares”). The Class A Shares that are being registered for issue and sale by the Company are referred to herein as the “Company Shares.” The Class A Shares and Preferred Shares are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the general partner of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Company Shares has been duly authorized by all necessary limited partnership action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of Company Shares that do not exceed the respective total amounts and number of Company Shares authorized by the board of directors of the general partner of the general partner of the Company in connection with the offering contemplated by the applicable Prospectus, such Company Shares will be validly issued and, under the DRULPA, purchasers of the Company Shares will have no obligation to make further payments for their purchase of the Company Shares or contributions to the Company solely by reason of their ownership of the Company Shares or their status as limited partners of the Company, and no personal liability for the obligations of the Company solely by reason of being limited partners of the Company.

February 25, 2026

2. When a series of Preferred Shares has been duly established in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Company (as amended from time to time, the “Company Agreement”) and duly authorized by all necessary limited partnership action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by the Company Agreement and such limited partnership action, and in total amounts and number of Preferred Shares that do not exceed the respective total amounts and number of Preferred Shares authorized by the board of directors of the general partner of the general partner of the Company in connection with the offering contemplated by the applicable Prospectus, such Preferred Shares will be validly issued and, under the DRULPA, purchasers of the Preferred Shares will have no obligation to make further payments for their purchase of the Preferred Shares or contributions to the Company solely by reason of their ownership of the Preferred Shares or their status as limited partners of the Company, and no personal liability for the obligations of the Company solely by reason of being limited partners of the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP